Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.67

Guarantee Business Alliance Agreement

PayPay Bank Corporation

SMBC Consumer Finance Co., Ltd.

Guarantee Business Alliance Agreement

PayPay Bank Corporation (“Party A”) and SMBC Consumer Finance Co., Ltd. (“Party B”) agree to the following provisions and enter into this agreement (this “Agreement”) regarding Party B, upon being entrusted by customers (each a “Customer” and collectively, “Customers”) who borrow from Party A pursuant to overdraft agreements (each an “Overdraft Agreement”) or loan agreements (each a “Loan Agreement”) handled by Party A, guaranteeing to Party A the obligations to Party A borne by the Customers (the “System”).

Party A and Party B will consult with each other and separately set forth in an administrative procedures outline (the “Outline”) the financing conditions, guarantee conditions, and administrative procedures under the System.

Article 1 Content and Conditions of Guarantee

1.

Party B shall be jointly and severally liable with Customers for debt obligations borne by Customers to Party A due to financing from Party A to the Customers that is carried out pursuant to an Overdraft Agreement or Loan Agreement and in accordance with the Outline.

2.

The guarantee set forth in the preceding paragraph shall be carried out only in the case that Party B accepts entrustment from a Customer of a guarantee regarding obligations pursuant to an Overdraft Agreement or Loan Agreement.

Article 2 Creation and Effect of Guarantee

1.

A guarantee pertaining to an individual Customer pursuant to the preceding Article (an “Individual Guarantee Relationship”) shall automatically be formed and shall take effect pursuant to this Agreement upon the execution of an Overdraft Agreement or Loan Agreement between Party A and the Customer and a guarantee entrustment agreement between Party B and the Customer.

2.

Specific guarantee obligations of Party B to Party A pursuant to an Individual Guarantee Relationship shall arise when the obligations of a Customer to Party A pursuant to an Overdraft Agreement or Loan Agreement (the “Guaranteed Obligations”) arise.

3.

Only a guarantee number as set forth in the following Article will be delivered from Party B to Party A with respect to an Individual Guarantee Relationship and the guarantee obligations set forth in the preceding paragraph, and no document such as an individual guarantee agreement or written guarantee will be prepared and delivered upon each formation or occurrence thereof.

4.

Unless otherwise stipulated in this Agreement, an Individual Guarantee Relationship shall continue for the same term as the Overdraft Agreement or Loan Agreement between Party A and the Customer pertaining to that Individual Guarantee Relationship (including any subsequent term, if renewed or continued), and shall automatically lose effect when the relevant Overdraft Agreement or Loan Agreement ends. However, if there are guarantee obligations that have already arisen before the Individual Guarantee Relationship ceases to be effective, Party A and Party B shall have rights and bear obligations under this Agreement with respect to those guarantee obligations.

Article 3 Guarantee Entrustment by Party A

1.

If Party A intends to execute an Overdraft Agreement or Loan Agreement with a person wishing to use the System, Party A shall carry out its prescribed screening, and if it finds that person to be qualified to use the System, Party A shall entrust to Party B the guarantee pertaining to that person.

2.	If Party B accepts the entrustment of guarantee pursuant to the preceding paragraph, Party B shall deliver a guarantee number to Party A.

Article 4 Guarantee Fee Rate

The guarantee fee rate used by Party A to calculate guarantee fees for Customers shall be as follows:

1-1.	Overdraft Agreement (Card Loan)

The guarantee fee rate set forth below corresponding to the individual overdraft limit amount (“Overdraft Limit”).

Overdraft Limit of less than 1 million yen:	9.0% per annum

Overdraft Limit of 1 million yen or more but less than 1.5 million yen:	7.5% per annum

Overdraft Limit of 1.5 million yen or more but less than 2 million yen:	6.0% per annum

Overdraft Limit of 2 million yen or more but less than 2.5 million yen:	5.0% per annum

Overdraft Limit of 2.5 million yen or more but less than 3 million yen:	4.0% per annum

Overdraft Limit of 3 million yen or more but less than 4 million yen:	3.25% per annum

Overdraft Limit of 4 million yen or more but less than 5 million yen:	3.0% per annum

Overdraft Limit of 5 million yen or more but less than 6 million yen:	2.75% per annum

Overdraft Limit of 6 million yen or more but less than 7 million yen:	2.5% per annum

Overdraft Limit of 7 million yen or more but less than 8 million yen:	2.0% per annum

Overdraft Limit of 8 million yen or more but less than 9 million yen:	1.75% per annum

Overdraft Limit of 9 million yen or more but less than 10 million yen:	1.5% per annum

Overdraft Limit of 10 million yen:	0.795% per annum

However, if the Overdraft Limit has changed due to credit limit monitoring, the guarantee fee rate based on the maximum Overdraft Limit set during the agreement term, including the Overdraft Limit after the change, will apply.

If a Customer contracts for multiple loan products that are provided by Party A and guaranteed by Party B and Party A reduces the applicable interest rate to the level of an Overdraft Limit of 1 million yen or more in response to the Interest Rate Restriction Act, the guarantee fee rate will also be reduced to the same level.

1-2.	Overdraft Agreement (Change from “(Former) Card Loan or (Former) Credit Line” to Card Loan)

The guarantee fee rate in the event that a Customer changes from “a (former) card loan or (former) credit line” to a card loan is as follows.

(1)	Change from (former) card loan

Overdraft Limit of less than 1 million yen:	7.5% per annum

Overdraft Limit of 1 million yen or more but less than 1.5 million yen:	8.0% per annum

Overdraft Limit of 1.5 million yen or more but less than 2 million yen:	7.2% per annum

Overdraft Limit of 2 million yen or more but less than 2.5 million yen:	6.0% per annum

Overdraft Limit of 2.5 million yen or more but less than 3 million yen:	4.8% per annum

Overdraft Limit of 3 million yen or more but less than 4 million yen:	3.25% per annum

Overdraft Limit of 4 million yen or more but less than 5 million yen:	3.0% per annum

Overdraft Limit of 5 million yen or more but less than 6 million yen:	2.75% per annum

Overdraft Limit of 6 million yen or more but less than 7 million yen:	2.5% per annum

Overdraft Limit of 7 million yen or more but less than 8 million yen:	2.0% per annum

Overdraft Limit of 8 million yen or more but less than 9 million yen:	1.75% per annum

Overdraft Limit of 9 million yen or more but less than 10 million yen:	1.5% per annum

Overdraft Limit of 10 million yen:	1.0% per annum

However, if the Overdraft Limit has changed due to credit limit monitoring, the guarantee fee rate based on the maximum Overdraft Limit set during the agreement term, including the Overdraft Limit after the change, will apply.

If a Customer contracts for multiple loan products that are provided by Party A and guaranteed by Party B and Party A reduces the applicable interest rate to the level of an Overdraft Limit of 1 million yen or more in response to the Interest Rate Restriction Act, the guarantee fee rate will also be reduced to the same level.

(2)	Change from (former) credit line

Overdraft Limit of less than 1 million yen:	9.0% per annum

Overdraft Limit of less than 1 million yen, and the Overdraft Limit had been 1 million yen or more at some point during the (former) credit line agreement term:	7.5% per annum

Overdraft Limit of 1 million yen or more but less than 1.5 million yen:	8.0% per annum

Overdraft Limit of 1.5 million yen or more but less than 2 million yen:	7.2% per annum

Overdraft Limit of 2 million yen or more but less than 2.5 million yen:	6.0% per annum

Overdraft Limit of 2.5 million yen or more but less than 3 million yen:	4.8% per annum

Overdraft Limit of 3 million yen or more but less than 4 million yen:	3.25% per annum

Overdraft Limit of 4 million yen or more but less than 5 million yen:	3.0% per annum

Overdraft Limit of 5 million yen or more but less than 6 million yen:	2.75% per annum

Overdraft Limit of 6 million yen or more but less than 7 million yen:	2.5% per annum

Overdraft Limit of 7 million yen or more but less than 8 million yen:	2.0% per annum

Overdraft Limit of 8 million yen or more but less than 9 million yen:	1.75% per annum

Overdraft Limit of 9 million yen or more but less than 10 million yen:	1.5% per annum

Overdraft Limit of 10 million yen:	1.0% per annum

However, if the Overdraft Limit has changed due to credit limit monitoring, the guarantee fee rate based on the maximum Overdraft Limit set during the agreement term, including the Overdraft Limit after the change, will apply.

If a Customer contracts for multiple loan products that are provided by Party A and guaranteed by Party B and Party A reduces the applicable interest rate to the level of an Overdraft Limit of 1 million yen or more in response to the Interest Rate Restriction Act, the guarantee fee rate will also be reduced to the same level.

1-3.	Overdraft Agreement ((Former) Debt Consolidation Loan)

The guarantee fee rate set forth below corresponding to the Overdraft Limit.

Overdraft Limit of less than 1 million yen:	9.0% per annum

Overdraft Limit of 1 million yen or more:	7.5% per annum

However, if the Overdraft Limit has changed due to credit limit monitoring, the guarantee fee rate based on the maximum overdraft change amount set during the agreement term, including the Overdraft Limit after the change, will apply.

If a Customer contracts for multiple loan products that are provided by Party A and guaranteed by Party B and Party A reduces the applicable interest rate to the level of an Overdraft Limit of 1 million yen or more in response to the Interest Rate Restriction Act, the guarantee fee rate will also be reduced to the same level.

1-4.	Overdraft Agreement (Personal Loan)

The guarantee fee rate set forth below corresponding to the Overdraft Limit.

Overdraft Limit of less than 1 million yen:	10.0% per annum

Overdraft Limit of 1 million yen or more but less than 1.5 million yen:	8.0% per annum

Overdraft Limit of 1.5 million yen or more but less than 2 million yen:	7.2% per annum

Overdraft Limit of 2 million yen or more but less than 2.5 million yen:	6.0% per annum

Overdraft Limit of 2.5 million yen or more but less than 3 million yen:	4.8% per annum

Overdraft Limit of 3 million yen or more but less than 4 million yen:	3.25% per annum

Overdraft Limit of 4 million yen or more but less than 5 million yen:	3.0% per annum

Overdraft Limit of 5 million yen or more but less than 6 million yen:	2.75% per annum

Overdraft Limit of 6 million yen or more but less than 7 million yen:	2.5% per annum

Overdraft Limit of 7 million yen or more but less than 8 million yen:	2.0% per annum

Overdraft Limit of 8 million yen or more but less than 9 million yen:	1.75% per annum

Overdraft Limit of 9 million yen or more but less than 10 million yen:	1.5% per annum

Overdraft Limit of 10 million yen:	1.0% per annum

However, if the Overdraft Limit has changed due to credit limit monitoring, the guarantee fee rate based on the maximum overdraft change amount set during the agreement term, including the Overdraft Limit after the change, will apply.

If a Customer contracts for multiple loan products that are provided by Party A and guaranteed by Party B and Party A reduces the applicable interest rate to the level of an Overdraft Limit of 1 million yen or more in response to the Interest Rate Restriction Act, the guarantee fee rate will also be reduced to the same level.

2.	Loan Agreement

The guarantee fee rate set forth below corresponding to the individual agreement amount (the “Agreement Amount”) or the use of funds.

(1)	Loan Agreement based on an application from a Customer prior to February 16, 2007

Agreement Amount of less than 1 million yen:	9.0% per annum

Agreement Amount of 1 million yen or more:	7.5% per annum

(2)	Loan Agreement based on an application from a Customer on or after February 17, 2007

Use of funds	Education or renovation:	3.8% per annum

Use of funds	Bridal:	4.0% per annum

Use of funds	Personal development:	6.0% per annum

Use of funds	Travel:	6.5% per annum

Use of funds	Free, Agreement Amount of less than 1 million yen:	9.0% per annum

Use of funds	Free, Agreement Amount of 1 million yen or more:	7.5% per annum

If a Customer contracts for multiple loan products that are provided by Party A and guaranteed by Party B and Party A reduces the applicable interest rate to the level of an Agreement Amount of 1 million yen or more in response to the Interest Rate Restriction Act, the guarantee fee rate will also be reduced to the same level.

Article 5 Calculation of Guarantee Fee

Party A will calculate as the guarantee fee for the Customer the total amount for all accounts of the amounts found by multiplying the total of the daily closing balance for each individual account of the Customer for the relevant month by the guarantee fee rate set forth in the preceding Article and dividing the result by 365 days (366 days for a leap year). In an Overdraft Agreement (personal loan), each time the interest rate and balance for each of the Customer’s individual accounts changes, the amount found by multiplying the balance before the change by the guarantee rate set forth in the preceding Article and the number of days from the preceding change to the current change and then dividing the result by 365 days (366 days for a leap year) will be calculated, and the total amount for all accounts for that month’s portion will be calculated as the guarantee fee amount.

Article 6 Disbursement of Guarantee Fee

Party A shall pay to Party B the total of the relevant Customer’s guarantee fee for all accounts calculated using the method set out in the preceding Article by means of transfer to the following account designated by Party B on the 20th of the following month (the following business day in the event of a bank holiday). Party A shall bear the transfer fees.

Bank and branch	[***]
Account type and number	[***]

Accountholder name	[***]

Article 7 Revision of the Guarantee Fee Rate

If there is a significant change in Party B’s guarantee obligations performance amount during the term under the System, Party A and Party B may revise the guarantee fee rate set forth in Article 4 upon agreement between the parties.

Article 8 Guarantee Amount and Scope of Guarantee Performance

1.

If Party B accepts entrustment of a guarantee from Party A with respect to an individual Customer, Party B shall stipulate the maximum amount of the principal repayment obligation that can be guaranteed with respect to that Customer (the “Guarantee Amount”) and Party A shall stipulate an Overdraft Limit or Agreement Amount pertaining to that Customer that is within the scope of the Guarantee Amount stipulated by Party B, and if Party A stipulates an Overdraft Limit or Agreement Amount that falls below the Guarantee Amount, that Guarantee Amount shall automatically be changed to the same amount as the relevant Overdraft Limit or Agreement Amount.

2.

With respect to Overdraft Agreements, Party B may revise the Guarantee Amount pertaining to an individual Customer in accordance with the provisions of the Outline, and if Party B does so and the Overdraft Limit pertaining to that Customer that is established by Party A becomes greater than the revised Guarantee Amount, Party A shall change the Overdraft Limit so that it is within the scope of the revised Guarantee Amount.

3.	Matters concerning the Guarantee Amount and the details of procedures under the preceding two paragraphs will be prescribed in the Outline.

4.

Party B shall bear guarantee obligations, and shall be liable for performance of the guarantee, within the scope of the Guaranteed Obligations stipulated in the following paragraph with respect to principal repayment obligations within the scope of the Guarantee Amount.

5.

The scope of the Guaranteed Obligations shall be, in addition to principal repayment obligations within the scope of the Guarantee Amount, payment obligations for accrued interest and accrued delinquency charges incidental to the relevant principal repayment obligations, and all other obligations owed by the Customer to Party A pursuant to the Overdraft Agreement or Loan Agreement.

6.

The subject of the performance of the guarantee obligations by Party B pursuant to the following Article shall be the total amount of the Guaranteed Obligations pursuant to the preceding paragraph at the time the guarantee obligations are performed.

Article 9 Guarantee Obligations Performance Procedures

1.

If a Customer fails to make the agreed repayment and, despite Party A having made a demand to the Customer by telephone or in writing, fails to pay an amount sufficient to resolve all arrears even after two months in the case of an Overdraft Agreement (60 days for an Overdraft Agreement (personal loan)) or one month in the case of a Loan Agreement have elapsed from the day after the agreed repayment date, Party A may cause the Customer’s obligations under the Overdraft Agreement or Loan Agreement to be accelerated on the specified dates set forth in the following items, and may demand that Party B perform the guaranteed obligations by a written demand for subrogation.

(i)	Overdraft Agreement (excluding personal loans): The agreed repayment date in the second month after the month in which the Customer failed to make the agreed repayment

(ii)	Overdraft Agreement (personal loan): The day after the agreed repayment date in the month in which the Customer failed to make the agreed repayment

(iii)	Loan Agreement: The agreed repayment date in the month following the month in which the Customer failed to make the agreed repayment

2.

When demanding performance of guarantee obligations pursuant to the preceding paragraph, Party A shall do so at least seven business days before Party B’s guarantee performance date with respect to Customers as set forth below, and if Party B receives a demand from Party A for the performance of guarantee obligations pursuant to the preceding paragraph, Party B shall perform those guarantee obligations for the portion approved after screening. The guarantee obligations performance date shall be the date the Customer is subject to acceleration, or in an Overdraft Agreement (personal loan), with respect to Customers for whom the 61st day from the agreed repayment date (the “Acceleration Date”) falls on the 1st to the 4th day of the month, the 15th day of the month immediately following the Acceleration Date, with respect to Customers for whom the Acceleration Date falls on the 5th to the 14th day of the month, the 25th day of the month immediately following the Acceleration Date, with respect to Customers for whom the Acceleration Date falls on the 15th to the 24th day of the month, the 5th day of the second month following the Acceleration Date, and with respect to Customers for whom the Acceleration Date falls on the 25th to the last day of the month, the 15th day of the second month following the Acceleration Date.

3.

Party A may make a demand to Party B to perform guarantee obligations on grounds other than grounds pertaining to the preceding two paragraphs if notwithstanding the acceleration of an obligation pursuant to an Overdraft Agreement or Loan Agreement, the Customer does not immediately make payment of that obligation in full. In such case, Party A and Party B shall consult and stipulate the subrogation demand deadline and the guarantee obligations performance date.

4.

In addition to the provisions of the three preceding paragraphs, in the event that the need arises to promptly take legal procedures such as commencing litigation, provisional attachment, or provisional disposition against a Customer, if it is deemed necessary for the preservation of claims, Party B may perform in whole or in part of the guarantee obligations upon obtaining the consent of Party A. In this case, if Party B has exercised a right to advance reimbursement against the Customer, Party B shall report such fact to Party A in writing.

5.

If Party B performs its guarantee obligations in accordance with the four preceding paragraphs, Party A shall immediately deliver to Party B a payment receipt or other document certifying that there has been a subrogation payment (a “Subrogation Payment Receipt”), the original of the relevant Overdraft Agreement or Loan Agreement, and any other related documents necessary for Party B to exercise its right to claim reimbursement from the Customer or the exercise rights subrogated by Party A. However, when Party B’s guarantee obligations remain in part, it will suffice for Party A to deliver only the Subrogation Payment Receipt to Party B.

Article 10 Extension of Deadline for Demanding Performance of Guarantee Obligations

1.

In the event that a demand for performance of the guarantee obligations is planned in accordance with Paragraph 1 of the preceding Article, Party A may make a request to Party B that it wishes to postpone the deadline for demanding performance of guarantee obligations pursuant to Paragraph 2 of the preceding Article by submitting a subrogated performance extension request form containing the reasons why it is possible for the Customer to continue payment.

2.

If Party B approves the request set forth in the preceding paragraph, notwithstanding Paragraph 1 of the preceding Article, Party A shall not handle the Customer’s obligations under the Overdraft Agreement or Loan Agreement as having been accelerated, and the deadline by which Party A may make a demand to Party B for the performance of guarantee obligations will be extended until the date pertaining to the approval. If Party B does not approve the request set forth in the preceding paragraph, the deadline by which Party A may make a demand to Party B for the performance of guarantee obligations will be governed by Paragraph 1 and Paragraph 2 of the preceding Article as if such request had not been made.

3.

The request for extension of the deadline for demanding the performance of guarantee obligations pursuant to the two preceding paragraphs, the method of the procedures for its approval, and other details will be prescribed in the Outline.

Article 11 Party B’s Exemptions

1.

Party B may refuse to perform its guarantee obligations to Party A if any of the following applies to the Overdraft Agreement or Loan Agreement between Party A and the Customer, and if it has already performed a guarantee, may demand that Party A immediately refund the subrogated payment already paid to Party A:

(i)	if the Customer does not perform the Guaranteed Obligations for reasons attributable to Party A;

(ii)

if Party A has made a factually inaccurate statement regarding the credit status of the Customer or the financing procedures or background in a document that should be prepared or filled out by Party A pursuant to the Outline;

(iii)

if Party A knows that the Customer has made a factually inaccurate statement regarding the credit status of the Customer or the financing procedures or background in a document that should be prepared or filled out by the Customer pursuant to the Outline;

(iv)

if there has been gross negligence on the part of Party A in the execution of the Overdraft Agreement or Loan Agreement or the procedures for lending money to the Customer, resulting in Party B being unable to exercise its legal right to reimbursement against the Customer;

(v)	if Party A has breached its obligation to report or give notice under this Agreement, resulting in Party B being unable to exercise its right to reimbursement against the Customer; or

(vi)

If the collection of various documents from the Customer, execution of the Overdraft Agreement or Loan Agreement, loan of money to the Customer, payment reminder to the Customer, or demand to Party B for performance of guarantee obligations carried out by Party A is not based on the details or procedures stipulated in this Agreement and the Outline.

2.	Party A and Party B mutually confirm the matters set forth in the following items.

(i)

If Party A has provided financing to a Customer that exceeds the Guarantee Amount set out in the Outline, Party B may refuse to perform its guarantee obligations pursuant to Item 6 of the preceding paragraph and demand return of the subrogated payment only for the portion of the obligation that exceeds the Guarantee Amount.

(ii)

In the event that Party B revises the Guarantee Amount with respect to an individual Customer under an Overdraft Agreement, even if the balance of that Customer’s principal repayment obligation then exceeds the revised Guarantee Amount, Party B shall bear responsibility for the guarantee even after revision with respect to those obligations that already existed at the time of revision (including obligations to pay interest and delinquency charges that arise after revision and that are incidental to obligations to repay principal pertaining to those already existing obligations).

3.	If any doubt arises regarding the performance of guarantee obligations, Party A and Party B shall consult with each other to decide the matter.

4.

Party A and Party B mutually confirm that, as of the execution date of this Agreement, consultations to amend the terms of Party B’s exemptions set forth in this Article are ongoing between Party A and Party B and that the contents of the provisions of this Article are provisional, and agree in advance that if the consultations are successfully concluded, a memorandum will be executed to amend this Article to reflect the content of the successfully concluded consultations.

Article 12 Reporting by Party A

Party A shall report to Party B the details of new loans, loan balances, and the repayment status as of the last day of each month pertaining to Customers for which an Individual Guarantee Relationship has been established, as well as any changes to matters notified by Customers such as name, address, and work location, by a method separately stipulated by Party A and Party B.

Article 13 Retention of Records Concerning the Acquisition of Personal Information

Party A shall record and retain as evidence consents regarding the handling of Customers’ personal information obtained from Customers at the time of receiving applications and executing agreements, and if there has been a request for disclosure from Party B, Party A shall submit them in writing.

Article 14 Duty of Due Care of a Prudent Manager

Party A shall handle the operation of the System with the due care of a prudent manager, strive to fully preserve rights against Customers even if covered by Party B’s guarantee, and collect claims from Customers using the best possible means if Customers fail to make payment on the agreed repayment date.

Article 15 Preservation of Claims

Both parties shall strive to preserve their respective rights against Customers with the due care of a prudent manager, and if they become aware of the following facts with respect to a Customer or other facts that would make it difficult for a Customer to perform obligations, they shall notify the other party without delay and take appropriate measures upon consultation:

1.	a situation occurs such as an event pertaining to a Customer’s personal or credit circumstances, a Customer’s suspension of payments, or a Customer’s dishonored payment; or

2.

a Customer is subject to a petition by a third party for provisional attachment, provisional disposition, compulsory execution, or auction against a material asset, or there is a petition for the commencement of bankruptcy proceedings or civil rehabilitation proceedings with respect to a Customer.

Article 16 Effective Term Duration

1.

The effective term duration of this Agreement is from October 1, 2025 to September 30, 2026. However, if no party has submitted a document stating its intent to end this Agreement to the other party by three months before the expiration of the term, this Agreement will thereafter automatically renew for one year, and the same will apply thereafter.

2.

Either party may terminate this Agreement early without cause during the effective term duration set forth in the preceding paragraph by giving notice to the other party at least three months in advance. However, this Agreement may not be terminated without cause during initial agreement term set forth in the preceding paragraph.

Article 17 Termination for Cause

1.

If the other party breaches any one of the provisions of this Agreement and, despite having received a demand for rectification establishing a reasonable period of time, fails to do so, Party A or Party B may terminate in whole or in part of this Agreement and claim indemnification for damage.

2.

Notwithstanding the provisions of the preceding Article, Party A and Party B may immediately terminate in whole or in part of this Agreement without the requirement of any notice when the other party falls under any of the following items; in addition, if Party A falls under any of the following items, Party B may, without the requirement of any notice, suspend performance of new individual guarantees and reduce the Guarantee Amount:

(1)

the other party has materially breached or acted in breach of trust in relation to this Agreement, or either party determines that there is a risk of a material breach or a breach of trust by the other party;

(2)

it is impossible for the other party to perform in whole or in part of its obligations under this Agreement, or the other party has expressly indicated its intention to refuse to perform in whole or in part of its obligations;

(3)

aside from the cases listed in each of the preceding items, the other party does not perform its obligations and it is clear that there is no prospect for performance sufficient to achieve the purpose for entering this Agreement even if a notice is made;

(4)

there has been a suspension of payments, or there has been a petition for provisional attachment, attachment, auction, commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, or commencement of special liquidation with respect to the other party;

(5)	the other party is subject to a disposition to suspend transactions by an electronic clearinghouse;

(6)	the other party is subject to a disposition for delinquent tax or other public charges;

(7)	the other party transfers all or a material part of its business, or passes a resolution to do so;

(8)	the other party undergoes a change in major shareholders or management, and Party A or Party B has determined that it is inappropriate to continue this Agreement;

(9)	the other party is subject to a business improvement order, business suspension order, or disposition revoking a permit or license from a supervisory authority;

(10)	the other party resolves in favor of capital reduction, abolishment, suspension, or change of business, or dissolution that is not due to merger;

(11)	a significant violation of laws and regulations or misconduct by the other party is discovered, or Party A or Party B has determined that there is a risk thereof; or

(12)

Either party has determined that the relationship of trust between the parties has been significantly disrupted, or that a significant event that makes it difficult to continue this Agreement such as those set forth in the preceding items or an equivalent event requiring preservation of claims has occurred.

3.	Termination for cause under the preceding two paragraphs shall take effect at the time of arrival at the address of the other party as of the date of that arrival.

Article 18 Damages

1.

If damage occurs on the part of the other party due to grounds attributable to either party with respect to the System pursuant to this Agreement, either party shall bear liability to indemnify the other party.

2.

Party A shall bear liability to indemnify Party B for any damage incurred by Party B due to an inappropriate opening of a Customer account at Party A or inappropriate screening of a loan pertaining to a basic agreement, including insufficient verification of documents to verify the identity of Customers.

Article 19 Effect After Termination

When this Agreement ends due to the expiration of the term or any other reason, any Individual Guarantee Relationship formed before this Agreement ends shall continue only until the expiration of the term of the Overdraft Agreement or Loan Agreement relating to the Individual Guarantee Relationship (if the Overdraft Agreement or Loan Agreement is renewed or extended at the time of expiration of its term, until that renewal or extension), and during that period, even if the relevant Individual Guarantee Relationship ceases to be effective, if there are any guarantee obligations that have already arisen prior to its losing effect, both parties shall have the rights and bear the obligations under this Agreement with respect to those guarantee obligations.

Article 20 Confidentiality

Both during the term of this Agreement and after this Agreement ends, both parties shall not use other than for the performance of this Agreement, and shall not disclose to a third party, the other party’s secrets and information learned through the performance of services pursuant to this Agreement.

Article 21 Change of System

The details and procedures of the System and the Overdraft Agreement or Loan Agreement provided in this Agreement or the Outline may not be amended without consultation between both parties.

Article 22 Jurisdiction

If litigation or other legal proceedings are required in relation to this Agreement, the court with jurisdiction over Party A’s head office or branch office will be the court with jurisdiction.

Article 23 Consultation

Matters not provided for in this Agreement, matters for which there are doubts regarding the interpretation of the provisions of this Agreement, or matters that either party determines to be necessary to amend the provisions of this Agreement will be stipulated through consultation between both parties.

Furthermore, following the coming into effect of this Agreement, the Guarantee Business Alliance Agreement that was formed between the parties and dated September 18, 2025 will be completely amended as provided in this Agreement and cease to be effective.

In witness whereof, an electromagnetic record of this Agreement is prepared, and each party shall affix its electronic signature and save or retain a record or a copy thereof. Or if executed in writing, both parties shall prepare two original copies of this Agreement, and each party shall affix its name and seal hereto and retain one original copy hereof.

October 1, 2025

Party A	1-6-1 Yotsuya, Shinjuku-ku, Tokyo
PayPay Bank Corporation
Tomohito Takusari, President and Representative Director

Party B	2-2-31 Toyosu, Koto-ku, Tokyo
SMBC Consumer Finance Co., Ltd.
Terumasa Takahashi, Representative Director